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                                                                       EXHIBIT 5


                                  July 2, 2002


Catherine G. Dearlove, Esquire
Richards Layton & Finger
One Rodney Square
P.O. Box 551
Wilmington, DE 19899

     Re: RGC INTERNATIONAL INVESTORS, LDC V. TRICORD SYSTEMS, INC.
         ---------------------------------------------------------
         Del. Ch., C.A. No. 19535

Dear Cathy:

On behalf of RGC International Investors, LDC ("RGC"), I write to you in your capacity as attorney for Tricord Systems, Inc. and its board of directors ("Tricord").

Reference is made to RGC's offer to the board of directors of Tricord, dated June 14, 2002. By way of this letter, the June 14, 2002 offer is hereby extended until the close of business on Friday, July 5, 2002.


                                             Sincerely,

                                             /s/ Martin S. Lessner
                                             -----------------------------------
                                             Martin S. Lessner

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